Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48999) pertaining to the Papa John’s International, Inc. 401(k) Plan of our report dated June 16, 2006, with respect to the financial statements of the Papa John’s International, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Louisville, Kentucky
June 28, 2007

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